EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ali Jenab, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of SourceForge, Inc. on Form 10-Q for the fiscal quarter ended October 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of SourceForge, Inc.

December 10, 2007	By:	/s/ ALI JENAB
(Date)		Name: Ali Jenab
Title: President and Chief Executive Officer

I, Patricia S. Morris, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of SourceForge, Inc. on Form 10-Q for the fiscal quarter ended October 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of SourceForge, Inc.

COMPANY NAME CORPORATION

December 10, 2007	By:	/s/ PATRICIA S. MORRIS
(Date)		Name: Patricia S. Morris
Title: Senior Vice President and Chief Financial Officer